EXHIBIT 10.2



                              RESCISSION AGREEMENT


         THIS RECISSION AGREEMENT (the "Agreement") is made and entered into on June 1, 2006, but effective as of October 1, 2004, among CABELTEL INTERNATIONAL CORPORATION (formerly Greenbriar Corporation), a Nevada corporation ("GBR" or the "Company"), RONALD C. FINLEY, an individual ("R.Finley"), JEFFREY A. FINLEY, an individual ("J.Finley"), BRADFORD A. PHILLIPS, an individual ("B.Phillips") and GENE E. PHILLIPS, an individual ("G.Phillips," all of R.Finley, J.Finley, B.Phillips and G.Phillips are sometimes collectively referred to herein as the "Individuals"), joined by ENVICON DEVELOPMENT CORP., a Nevada corporation ("Envicon"), SYNTEK WEST, INC., a Nevada corporation ("SWI"), CIC INVESTMENT LLC, a Nevada limited liability company ("CICILLC"), and PS II MANAGEMENT LLC, a Texas limited liability company ("PSIIMLLC," each of CICILLC and PSIIMLLC are sometimes referred to herein as the "Transferees," and all of the signatories hereto are collectively called the "Parties.")

                              W I T N E S S E T H :

         WHEREAS, prior to October 12, 2004, R.Finley and J.Finley were the collective owners of 100 shares of Common Stock, par value $1.00 per share, of Finley Equities, Inc., a Texas corporation, converted from a Texas limited liability company, organized by Articles of Organization filed June 9, 2004 with the Secretary of State of Texas ("FEINC");

         WHEREAS, prior to October 12, 2004, B.Phillips and G.Phillips were the collective owners and holders of 1,000 shares of Common Stock, par value $0.01 per share, of American Realty Management, Inc., a Nevada corporation ("ARM"), which was incorporated by Articles of Incorporation filed with the Secretary of State of Nevada on May 2, 2002;

         WHEREAS, FEINC and ARM owned prior to October 12, 2004, and at present owns, an undivided one-half (1/2) of the equity interest in Tacaruna Holdings, BV, a Netherlands company ("Tacaruna"), same consisting of 200 ordinary shares having a value of (euro)100 per share, of which 100 ordinary shares are owned and held by FEINC, and 100 ordinary shares are owned and held by ARM (all collectively, the "TBV Stock");

         WHEREAS, prior to October 12, 2004, Tacaruna owned, and at present, Tacaruna is the owner and holder of (among other assets) 36,762 ordinary shares (approximately 30%) having a value of (euro)1.00 per share (the "CBC Stock") of CableTEL AD, formerly known as Cable Bulgaria AD, a company incorporated in the Republic of Bulgaria ("CableTEL AD"), which is engaged in the telecommunications and information services industry, and Tacaruna, through its ownership of equity interests in one other entity indirectly owns an additional 44.8% of CableTEL AD;

         WHEREAS, for practical purposes, GBR indirectly owns and/or controls 74.8% of CableTEL AD, and the net balance of 25.2% of CableTEL AD is controlled by Envicon, which owns 36% of another entity which, in turn owns 70% of CableTEL AD;



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

         WHEREAS, pursuant to an Acquisition Agreement dated October 12, 2004 among GBR, R.Finley, J.Finley, B.Phillips and G.Phillips (the "Acquisition Agreement"), GBR issued to the four individuals an aggregate of 31,500 shares of Series J 2% Cumulative Preferred Stock having a liquidation value of $1,000 per share (the "Preferred Stock") in exchange for all of the issued and outstanding equity interests of FEINC and ARM, all to the end that GBR became the sole stockholder of FEINC and ARM, which in turn owned all of the issued and outstanding ordinary shares of Tacaruna, which in turn owned directly and indirectly 74.8% of CableTEL AD, and the four individuals received in exchange therefor all 31,500 shares of the Preferred Stock of GBR (all collectively the "Exchange Transaction");

         WHEREAS, on February 15, 2005, B.Phillips sold and transferred 1,575 shares of the Preferred Stock (while retaining another 1,575 shares of the Preferred Stock) to PSIIMLLC, a Texas limited liability company owned by a trust for the benefit of the children of B.Phillips;

         WHEREAS, on February 16, 2005, G.Phillips contributed all 12,600 shares of the Preferred Stock held by him to CICILLC, a Nevada limited liability company, of which G.Phillips is the sole member;

         WHEREAS,  on July 29, 2005, the Parties entered into Amendment No. 1 to
the  Acquisition   Agreement   ("Amendment  No.  1"),  which  extended   certain
performance dates;

         WHEREAS, GBR and the other Parties to this Agreement have reviewed the significant capital and financial requirements involving the ultimate ownership and support of a direct and indirect interest in CableTEL AD, its continuing growth requirements, and additional time and expense of operating a growing business in Bulgaria in the midst of a consolidating communications industry in Eastern Europe, including negotiations and discussions concerning the acquisition of up to ten other cable networks within Bulgaria to consolidate with or into CableTEL AD which requires significant capital and financing sources;

         WHEREAS, GBR has been involved in discussions with various sources of financing for the future growth and current operations costs of CableTEL AD, including with other potential parties which have expressed an interest in acquiring either the assets of CableTEL AD or a significant equity interest in the cable operations of CableTEL AD, which has resulted in GBR and the Individuals' reviewing the original transaction, the going forward requirements under the Acquisition Agreement, and tax and financial benefits or detriments to GBR and the Individuals collectively, all concluding that the Exchange Transaction should be rescinded and reversed by delivery to the Individuals from GBR of the entire equity interest of FEINC to R.Finley and J.Finley in their original proportions, and re-delivery to B.Phillips and G.Phillips of the entire equity interest of ARM in their original proportions, in exchange for the re-delivery by all of the Individuals or their Transferees (including CICILLC and PSIIMLLC) of all of the issued and outstanding 31,500 shares of the Preferred Stock for cancellation or future issuance in GBR's sole discretion, together with reimbursement to GBR of certain additional expenses incurred since October 12, 2004, and delivery of a sum of money to GBR for the additional costs and expenses it suffered during the period of indirect ownership, all as set forth below on such rescission to GBR;



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

         ACCORDINGLY, for and in consideration of the foregoing premises, the mutual promises, covenants, representations and warranties contained herein and on the terms and subject to the conditions set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged by all of the Parties hereto, the Parties hereto do hereby agree as follows:

2. Adoption of Recitals. The Parties hereto do hereby adopt, ratify and confirm the foregoing recitals in the same manner as if fully recopied herein.

3. Termination and Rescission of Original Transaction; Transfer and Assignment of Securities. Upon the terms and subject to the conditions herein, and upon the performance of the Parties hereto of their respective obligations hereunder, GBR and the Individuals, joined by the Transferees, hereby agree that the transaction covered by the Acquisition Agreement shall be and hereby is rescinded in its entirety ab initio, pursuant to which each Party will return as appropriate to the originating Party the respective securities held prior to October 12, 2004, and to effectuate such rescission:

         (a) GBR hereby assigns, transfers and conveys all of GBR's right, title and interest in and to the following securities, free and clear of any liens, claims or encumbrances, by execution and delivery of appropriate assignments and/or stock powers with respect to such interests as follows:

                  (i) to R.Finley and J.Finley, all shares of stock, whether Common or Preferred, of FEINC in the proportion of 90 shares to R.Finley and 10 shares to J.Finley of the Common Stock of FEINC, same to constitute all (i.e., 100%) of the issued and outstanding Common Stock and voting securities of FEINC, and

                  (ii) to B.Phillips and G.Phillips, all shares of stock, whether Common or Preferred, of ARM in the proportion of 200 shares to B.Phillips and 800 shares G.Phillips of the Common Stock of ARM, same to constitute all (i.e., 100%) of the issued and outstanding Common Stock and voting securities of ARM.

         Each of the Individuals hereby agrees to be bound by all of the terms of the respective shares of stock received by each of the Individuals pursuant to this Agreement in the same manner as if each of the Individuals had continued to be the owner and holder of the respective shares of Common Stock in FEINC and/or ARM, as the case may be, without any prior conveyance to GBR.

         (b) Correspondingly, each of the Individuals and the Transferees hereby assign, transfer and convey unto GBR all of the Individuals' and the Transferees' respective right, title and interest in and to any shares of the Preferred Stock held by any of the Individuals or the Transferees at any time from the date of the Acquisition Agreement to the date of this Agreement, which shall constitute in the aggregate the reconveyance to GBR of 31,500 shares of Preferred Stock of GBR. As further consideration for the transaction covered hereby, GBR shall cancel the 31,500 shares of GBR Preferred Stock upon its receipt of



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

         certificates therefor pursuant to this Agreement. (c) EDC Global CN Corp., a Nevada corporation (which is owned by Envicon) and ARM, have assumed, by separate assumption agreement, all indebtedness incurred by GBR since October 1, 2004, incurred in connection with or related to advances by GBR to CableTEL AD or Tacaruna to fund the operation of CableTEL AD, and GBR has been relieved of all debt related to CableTEL AD.

         (d) R.Finley, prior to or contemporaneously with the execution of this Agreement has resigned as an officer and director of GBR and all of its subsidiaries.

         (e) GBR will, as soon as reasonably practicable, and subject to its compliance with all applicable American Stock Exchange, Inc. ("AMEX") and federal securities laws, change its name to a name which does not include the word "Cable" or "Cabel."

4. Payment and Delivery. In addition to the exchange of securities described in paragraph 2 above, SWI (on behalf of the Individuals and the Transferees, collectively) shall make payment to GBR of a "break-up fee" in a form acceptable to GBR of the aggregate sum of $1,500,000 representing a reimbursement to GBR of additional costs and expenses incurred and paid by GBR during the period from October 12, 2004 through the date of this Agreement which GBR would not have had to expend but for some involvement with CableTEL AD and representing additional consideration for GBR's entry into this Agreement.

5. Responsibility for Litigation. GBR is currently a named defendant in Cause No. 05-12021 styled Cable Partners Bulgaria, LLC and Cable Partners Europe, LLC
v. CabelTel International Corporation f/k/a Greenbriar Corporation, et al. (the "CP Proceeding"), and may in the future become a party to other proceedings involving GBR's relationship with the Parties to this Agreement and/or CableTEL AD (the "Other Proceedings"). Notwithstanding any other provision of this Agreement, Envicon by separate instrument shall assume control of and be responsible for the CP Proceeding and all Other Proceedings with respect to GBR and shall become obligated for all costs and expenses related thereto, and Envicon shall indemnify, defend and save and hold GBR harmless from and against, for and in respect of any and all "Losses" (as defined below) which GBR may sustain based upon, arising out of or otherwise in respect of (i) the CP Proceeding, or (ii) the Other Proceedings, and/or (iii) GBR's affiliation with CableTEL AD prior to the date of this Agreement or any of the parties hereto with respect to the matters described in the recitals to this Agreement. For the purposes hereof, the terms "Loss" and/or "Losses" shall mean and be any and all losses, liabilities, damages, deficiencies, costs or expenses, penalties, interest, reasonable attorneys' and accountants' fees and disbursements and any punitive, consequential or exemplary damages or any similar damages to GBR resulting from or as a result of subpart (i), (ii) or (iii) above.



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

6. Effective Date of Transaction for Tax and Accounting Purposes. Notwithstanding the actual date of execution of this Agreement or any stated or deemed effective date, the date of actual transfer of the securities or cash under this Agreement, the Parties hereby agree that for tax and accounting purposes, the transaction covered by this Agreement is a rescission and shall be deemed to be effective as of the original date of the Acquisition Agreement and the Effective Date stated therein which was October 1, 2004.

7. No Admission. Nothing contained in this Agreement shall be deemed to be or construed as an admission of liability by any of the Parties hereto with respect to any claims of any kind or nature or the subject matter of this Agreement or otherwise, all of which are disputed. Each of the undersigned hereby represents and warrants to the other that each signatory hereto has not transferred or assigned any claims or causes of action or any part thereof, if any, against any other Party, whether or not previously asserted.

8. Representations and Warranties of GBR. GBR hereby represents and warrants to the Individuals and agrees with the Individuals that the following representations and warranties are true, complete and correct as of the date of this Agreement and shall survive the date of this Agreement as provided herein:

         (a) Organization. GBR is a corporation duly-organized, validly-existing and in good standing under the laws of the State of Nevada. GBR has the corporate power and authority to acquire and own and cancel the GBR Preferred Stock. This Agreement is a valid and binding obligation of GBR enforceable in accordance with its terms, and GBR has the full power and authority (corporate and otherwise) to perform its obligations under this Agreement.

         (b) Authority Relative to this Agreement. GBR has the requisite power and authority to enter into, execute and deliver this Agreement and to consummate and perform all of the transactions contemplated hereby. The execution and delivery of this Agreement by GBR and the consummation and performance of the transaction as contemplated hereby have been duly and validly authorized by all necessary corporate or other proceedings, and this Agreement constitutes the valid and legally binding obligation of GBR enforceable in accordance with its terms. The execution, delivery, consummation and performance of this Agreement by GBR will not conflict with, result in the breach of or a violation of any term or provision of, or constitute a default under, the Articles of Incorporation, as amended, or Bylaws of GBR, nor conflict with, result in any breach or violation of any material term or provision of or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which GBR is a party or by which it is bound.

9. Representations and Warranties of the Individuals and the Transferees.

         (a) Organization. Each of the Transferees is a limited liability company duly-organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Transferees has the requisite



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

         power and authority to make the transfers and commitments set forth in this Agreement. This Agreement is a valid and binding obligation of the Transferees and the Individuals in accordance with its terms, and each of the Individuals and Transferees has the full power and authority (corporate and/or otherwise) to perform its obligations under this Agreement.

         (b) Authority Relative to this Agreement. Each of the Individuals and the Transferees has the requisite power and authority to enter into, execute and deliver this Agreement and to consummate and perform all of the transactions contemplated hereby. The execution and delivery of this Agreement by the Individuals and the Transferees and the consummation and performance of the transactions as contemplated hereby have been duly and validly authorized by all necessary proceedings of any governing body or person required to consent, and this Agreement constitutes the valid and legally binding obligation of each of the Individuals and the Transferees enforceable in accordance with its terms. The execution, delivery, consummation and performance of this Agreement by each of the Individuals and the Transferees will not conflict with, result in the breach of or violation of any term or provision of, or constitute any default under any governing documents of the Transferees nor conflict with, result in any breach or violation of any material term or provision of or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement or instrument to which any of the Individuals or the Transferees is a party, or by which any of the Individuals or the Transferees is bound.

10. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements of GBR, the Individuals and the Transferees hereunder shall, except as otherwise expressly stated in such item, survive the date of this Agreement until the applicable expiration of the statute of limitations and all certificates and other documents delivered hereunder or to be delivered from one Party to any other Party are true or will be true when delivered and will survive the date of this Agreement until the applicable expiration of the statute of limitations except as otherwise expressly stated in such item or are waived in writing. Each of the Parties hereto hereby agree to indemnify, save and hold the other Parties harmless from and against any and all loss, claim, expense, demand, damage or liability arising from or related to a breach of any one or more of the representations, warranties, covenants and agreements set forth in this Agreement.

11. Certain Covenants. Each of the Parties hereby covenant to the others and agree with the others as follows:

         (a) Access to Information and Records. On and after the date of this Agreement, each of the Parties hereto shall give to the other Parties hereto, their respective counsel, accountants and other representatives reasonable access, during normal business hours, without unreasonably interfering with the respective business operations of each, to all information, books and records of or relating to matters involving the Acquisition Agreement, CableTEL AD, or any of the other entities



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

         mentioned in this Agreement, and to make copies therefrom or extracts therefrom and will furnish each other all documents and information with respect thereto as each other may from time to time reasonably request in connection with the preparation of reports, tax returns, litigation, compliance reports or other matters to which any of the Parties hereto is subject. In due course, it is contemplated that each of the Parties hereto will file tax returns and/or prepare financial statements and/or reports to governmental agencies which will require access to information in the possession of certain of the other Parties.

         (b) No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Parties directly without the intervention of any other Person as the result of any act of any of the Parties hereto which might give rise to any valid claim against any Party hereto for a brokerage commission or like payment. Each of the Parties hereto hereby agrees to indemnify, save and hold harmless the other Parties from and against any such claim of any such Person.

12. Benefit to GBR. The Acquisition Agreement, as amended by Amendment No. 1, provided that in the event the stockholders of GBR did not approve by the requisite number of votes either the transaction covered by the Acquisition Agreement or a contemplated mandatory exchange of shares of Common Stock for shares of Preferred Stock described in the Acquisition Agreement, that the holders of the Preferred Stock would have the option, exercisable by all, but not less than all, at any time after June 30, 2006 until 12:00 noon, local Dallas, Texas time on June 30, 2007 (i.e., a "Put Option"), to either (i) rescind in full and revoke the transaction covered by the Acquisition Agreement by returning all 31,500 shares of Preferred Stock to GBR, upon which GBR would, within two (2) Business Days, deliver back to such holders all equity securities of any entity owning all of the ordinary shares and other securities of Tacaruna BV or CableTEL AD, or (ii) deliver to GBR all 31,500 shares of Preferred Stock of GBR and receive in exchange therefor all of the ordinary shares and other securities of Tacaruna BV outstanding and owned by GBR such that the holders would become the owner and holder of all of the issued and outstanding securities of Tacaruna BV, which in turn, continued to own directly and indirectly 74.8% of CableTEL AD. The effect of the transactions contemplated by this Agreement is to void or otherwise render incapable of satisfaction the potential rescission contemplated by the Acquisition Agreement as the Parties hereto have entered into an alternate arrangement rescinding the transaction ab initio, with the result being that GBR receives back all of the Preferred Stock for cancellation, receives a reimbursement of certain costs and expenses incurred, and receives an additional sum of money. Such original transaction contemplated by the Acquisition Agreement, if it had ultimately been consummated through the mandatory exchange of shares of Common Stock for Preferred Stock, would have resulted in the existing holders of Common Stock of GBR holding the equivalent of ten percent (10%), plus in GBR which would be subject to significant funding requirements to support CableTEL AD. While the arrangement covered by this Agreement is not exactly the same, it is comparatively believed by the Parties hereto to be fair to the Common Stockholders of GBR and



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

potentially more beneficial to such stockholders in the future as it does not require GBR to fund the operations of CableTEL AD in the future, and provides a break-up fee to GBR in excess of GBR's incurred costs related to CableTEL AD over a nineteen-month period.

13. No Other Inducements; Voluntary Execution. In making this Agreement, each of the Parties hereto understand and represent to each other that they have relied solely on their own judgment, belief and knowledge of the nature and extent of the matters set forth herein, and each of the Parties hereto represent and covenant that they have not been influenced to any extent whatsoever in making this Agreement by any representations or statements made by any Person or entity other than the representations specifically set forth herein. Each of the Parties hereby acknowledge by their respective execution below and represent to each other that they have read this Agreement, that they fully understand it, that each has had the benefit of the advice of counsel of their own choosing, that each has relied solely and completely upon their own judgment and the advice of their own counsel in entering into this Agreement, that no promise, inducement or agreement not herein expressed has been made to the Parties, that each Party is authorized to execute this Agreement, and that each has executed it as his or its own free will and accord. It is expressly understood and agreed by all of the Parties hereto that the terms of this Agreement are contractual and not mere recitals.

14. Miscellaneous. The following provisions form a part of this Agreement:

         (a) Costs and Expenses. Except as otherwise provided in this Agreement, each Party hereto shall bear its own costs, expenses and fees incurred or assumed by such Party in the preparation or execution of this Agreement and in complying with the covenants and conditions herein, whether or not the transactions contemplated hereby shall be consummated.

         (b) Notices. Any notice or other communication required or permitted to be given by this Agreement or any other document or instrument referred to herein or executed in connection herewith must be given in writing (which may be by telecopy followed by mail or personal delivery), and must be personally delivered or mailed by prepaid, certified or registered mail, to the Party to whom such notice or communication is directed, at the address of such Party set forth opposite his name on the signature pages to this Agreement. Subject to the other provisions of this Agreement, any Party may change its address (or redesignate the Person to whom such notice shall be delivered) for purposes of this Agreement by giving notice of such change to the other Party pursuant to this section. In each instance, with respect to any such notice so given, it shall only be effective upon receipt by the Party intended to receive same.

         (c) Further Cooperation. To the extent that any Party's further approval or other action is deemed necessary or desirable by the other Party in order to effectuate the terms and conditions of this Agreement and the conveyances, the Parties hereby agree to execute all reasonable documents and all actions reasonably requested by the other Party to effectuate the terms and conditions of this Agreement.



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

         (d) Contents of Agreement; Parties-in-Interest; Assignments. This Agreement, together with the exhibits annexed hereto and other documents executed in connection with the Closing, sets forth the entire understanding of the patties with respect to the actions contemplated hereby and any previous agreements or understandings between the Parties regarding the subject matter hereof is merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party.

         (e) Captions. The captions or titles of any paragraph or provision of this Agreement or any exhibit annexed hereto are for convenience of reference only, are not to be construed as a part of this Agreement, and shall not operate or be construed as defining or limiting in any way the scope of any provision hereof

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which collectively shall constitute one and the same instrument representing the agreement between the Parties hereto, and it shall not be necessary for the proof of this Agreement that any Party produce or account for more than one such counterpart.

         (g) Modification or Waiver. This Agreement may be amended, modified or superseded and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the Parties hereto. No waiver of any nature, in any one or more instance, shall be deemed to be or be construed as a as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement. This Agreement and each revision hereof may not waived, altered, amended or modified, except in writing, duly executed by both Parties.

         (h) Governing Law and Enforcement. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, the state in which it was negotiated, executed and delivered. Should any clause, sentence, section or paragraph of this Agreement be judicially or administratively declared to be invalid, unenforceable or void under the laws of the State of Texas or the United States of America, or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement and the Parties hereto agree that the part or parts of this Agreement so held to be valid, unenforceable or void shall be deemed to have been deleted herefrom and the remainder shall have the same force and effect as if such part or parts had never been included herein. In the event any

         Party hereto shall fail to perform any of its obligations under this Agreement such Party hereby agrees to pay all reasonable expenses, including attorneys' fees, which may be incurred by any Party hereto which is successful in enforcing this Agreement.

         (i) Facsimile; Electronic Transmission. This Agreement may be transmitted by facsimile or electronic transmission, and it is the intent of the Parties for the facsimile of an autograph reproduced by a receiving facsimile machine or computer to be an original signature, and for the facsimile and any complete photocopy of this Agreement to be deemed an original counterpart.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date and year first above written in multiple counterparts, each of which shall constitute one and the same instrument.

   Addresses, Telephone Nos.,
Facsimile Nos., etc., for Notices
                                              CABELTEL INTERNATIONAL
                                              CORPORATION, formerly Greenbriar
                                              Corporation, a Nevada corporation



1755 Wittington Place, Suite 340              By: /s/ Gene S. Bertcher
Dallas, Texas 75234                              -------------------------------
972-407-8400 (Telephone)                         Gene S. Bertcher, President and
972-407-8436 (Facsimile)                         Chief Financial Officer




                                                  /s/ Ronald C. Finley
       (Telephone)                               -------------------------------
       (Facsimile)                               Ronald C. Finley



                                                  /s/ Jeffrey A. Finley
       (Telephone)                               -------------------------------
       (Facsimile)                               Jeffrey A. Finley

1800 Valley View Lane, Suite 300
Dallas, Texas 75234                               /s/ Bradford A. Phillips
       (Telephone)                               -------------------------------
       (Facsimile)                               Bradford A. Phillips

1800 Valley View Lane, Suite 300
Dallas, Texas 75234                               /s/ Gene E. Phillips
       (Telephone)                               -------------------------------
       (Facsimile)                               Gene E. Phillips

         The following have joined in this Agreement by their respective execution below:

                                              CIC INVESTMENT LLC, a Nevada
                                              limited liability company

1800 Valley View Lane                         By: /s/ Gene E. Phillips
Suite 300                                        -------------------------------
Dallas, Texas 75234                              Name: Gene E. Phillips
       (Telephone)                               Title: Manager
       (Facsimile)


                                              PS II MANAGEMENT LLC, a Texas
                                              limited liability company
1800 Valley View Lane
Suite 300                                     By: /s/ Bradford A. Phillips
Dallas, Texas 75234                              -------------------------------
       (Telephone)                               Name: Bradford A. Phillips
       (Facsimile)                               Title: President


                                              ENVICON DEVELOPMENT CORP.,
                                              a Nevada corporation
1800 Valley View Lane
Suite 300                                     By: /s/ Ken L. Joines
Dallas, Texas 75234                              -------------------------------
       (Telephone)                               Name: Ken L. Joines
       (Facsimile)                               Title: Vice President


                                              SYNTEK WEST, INC., a Nevada
                                              corporation

                                              By: /s/ Gene E. Phillips
1755 Wittington Place, Suite 340                 -------------------------------
Dallas, Texas 75234                              Name: Gene E. Phillips
       (Telephone)                               Title: President
       (Facsimile)